Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Premier, Inc. 2013 Equity Incentive Plan of our report dated August 26, 2013 with respect to the balance sheet of Premier, Inc., included in Amendment No. 2 to the Registration Statement of Premier, Inc. (Form S-1 No. 333-190828) filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Charlotte, North Carolina
September 30, 2013